UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 15, 2019

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard

Suite 500

Frisco, Texas 75034

(Address of principal executive offices)

(972) 668-8800

(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 (per share)	CRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 16, 2019, Covey Park Energy LLC, a Delaware limited liability company (“Covey Park”) merged with and into Comstock Resources, Inc., a Nevada corporation (the “Company”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) entered into on June 7, 2019 with Covey Park, New Covey Park Energy LLC, a Delaware limited liability company (“Holdings”) and Covey Park Energy Holdings LLC, a Delaware limited liability company, with the Company as the surviving entity of such merger (the “Merger”).

First Amendment to the Merger Agreement

On July 15, 2019, the parties to the Merger Agreement entered into the First Amendment to the Merger Agreement (the “Merger Agreement Amendment”). The Merger Agreement Amendment clarifies (i) the Merger consideration definition to reflect a deduction of certain of Holdings’ transaction expenses and (ii) the administration and payment of certain cash severance payments.

The foregoing description of the Merger Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Merger Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Supplemental Indentures

On July 16, 2019, pursuant to the terms of the Merger Agreement, the Company assumed Covey Park’s 7½% Senior Notes due 2025 (the “CP Notes”), issued under an indenture dated May 3, 2017 by and among Covey Park, Covey Park Finance Corp., a Delaware corporation, and Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), as trustee (as amended, supplemented, waived or otherwise modified, the “CP Indenture”).

To effect the Company’s assumption of the CP Notes, the Company entered into a supplemental indenture to the CP Indenture (the “CP Supplemental Indenture”) with Wells Fargo, pursuant to which the Company assumed all obligations of Covey Park and Covey Park Finance Corp. under the CP Indenture and CP Notes. As of July 16, 2019, after giving effect to the Merger, $625.0 million aggregate principal amount of the CP Notes was outstanding.

Furthermore, the Company, certain Company subsidiaries (each a “Guaranteeing Subsidiary”) and Wells Fargo entered into an additional supplemental indenture to the CP Indenture (the “CP Guarantor Supplemental Indenture”) pursuant to which the Guaranteeing Subsidiaries agreed to unconditionally guarantee the Company’s obligations under the CP Indenture and CP Notes.

The foregoing descriptions of the CP Supplemental Indenture and the CP Guarantor Supplemental Indenture do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the CP Supplemental Indenture and the CP Guarantor Supplemental Indenture, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated into this Item 1.01 by reference.

Also in connection with the Merger, the Company, American Stock Transfer & Trust Company, LLC (“AST”) and certain subsidiaries of Covey Park (each a “New Guarantor”), entered into a supplemental indenture (the “CR Supplemental Indenture”) to that certain indenture by and among the Company, the subsidiary guarantors party thereto and AST dated as of August 3, 2018 (the “CR Indenture”) governing the issuance of the Company’s 9.75% Senior Notes due 2026 (the “CR Notes”). Pursuant to the CR Supplemental Indenture, each New Guarantor agreed to unconditionally guarantee all of the Company’s obligations under the CR Notes and the CR Indenture on the terms and conditions set forth therein.

The foregoing description of the CR Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the CR Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.3 and is incorporated into this Item 1.01 by reference.

Resignation and Replacement of Trustee

On July 16, 2019, the Company executed an Instrument of Resignation, Appointment and Acceptance (the “Trustee Instrument”) with Wells Fargo, as resigning trustee, AST, as successor trustee and the subsidiary guarantors named therein with respect to (i) the CP Indenture, (ii) the CP Supplemental Indenture, and (iii) the CP Guarantor Supplemental Indenture. Pursuant to the terms of the Trustee Instrument, (i) Wells Fargo resigned as trustee, registrar, paying agent, and note custodian under the Indenture, and (ii) AST assumed all of Wells Fargo’s rights, powers and duties, as trustee, registrar, paying agent, and note custodian under the Indenture. The resignation of Wells Fargo and the appointment of AST was effective July 16, 2019.

The foregoing description of the Trustee Instrument does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Trustee Instrument, a copy of which is attached hereto as Exhibit 10.3 and is incorporated into this Item 1.01 by reference.

Amended and Restated Credit Facility

On July 16, 2019, the Company entered into a new five-year revolving credit facility (the “New Credit Facility”) pursuant to that certain Amended and Restated Credit Agreement with Bank of Montreal, as administrative agent and the lenders party thereto from time to time.  The New Credit Facility replaced the Company’s and Covey Park’s bank credit facilities.

The New Credit Facility is subject to a borrowing base, which is initially $1,575.0 million and shall be re-determined on a semi-annual basis and upon the occurrence of certain other events. The Company elected to set the committed borrowing base at $1,500.0 million.   Indebtedness under the New Credit Facility is secured by substantially all of the assets of the Company and its subsidiaries. Borrowings under the New Credit Facility bear interest at the Company’s option, at either LIBOR plus 1.75% to 2.75% or a base rate plus 0.75% to 1.75%, in each case depending on the utilization of the borrowing base. The Company will also pay a commitment fee of 0.375% to 0.5% on the unused borrowing base.

The New Credit Facility places certain restrictions upon the Company’s, and its restricted subsidiaries’, ability to, among other things, incur additional indebtedness, pay cash dividends, repurchase common stock, make certain loans, investments and divestitures and redeem the CR

Notes and the CP Notes. The New Credit Facility does permit the Company to pay dividends on and in certain instances redeem its Series A Preferred Stock and Series B Preferred Stock (each as defined below). The New Credit Facility contains customary events of default (including payment defaults, cross-defaults to certain of the Company’s other indebtedness, breach of representations and covenants and change of control). The occurrence of an event of default under the New Credit Facility would permit the lenders to accelerate the indebtedness and terminate the New Credit Facility. The Company is required to maintain (i) a maximum leverage ratio of 4.0 to 1.0 and (ii) a current ratio of not less than 1.0 to 1.0.

The parties to the New Credit Facility and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates, for which they receive customary fees.

The New Credit Facility will mature on July 16, 2024. The foregoing description of the New Credit Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Credit Facility, a copy of which is attached hereto as Exhibit 10.2 and is incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Distribution of Assets.

On July 16, 2019, the Company completed the Merger with Covey Park pursuant to the Merger Agreement.

Pro forma financial information with respect to the Merger is attached hereto as Exhibit 99.2 and is incorporated into this Item 2.01 by reference. Also attached as Exhibit 99.3 hereto and incorporated into this Item 2.01 by reference are the Audited Consolidated Financial Statements of Covey Park Energy LLC for the year ended December 31, 2018 and Unaudited Consolidated Financial Statements of Covey Park Energy LLC for the Three Months Ended March 31, 2019.

A copy of the press release issued on July 16, 2019, announcing the completion of the Merger is attached hereto as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to the discussion under Item 1.01 regarding the Supplemental Indentures and the Amended and Restated Credit Facility which is incorporated under this Item 2.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year.

Charter Amendment

On July 16, 2019, the Company filed an Amendment to its Second Amended and Restated Articles of Incorporation (the “Charter Amendment”) increasing the number of authorized shares of common stock from 155,000,000 to 400,000,000, in the form approved by a then majority of the Company’s stockholders. The Charter Amendment became effective upon filing.

The foregoing description of the Charter Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Charter Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Bylaws Amendment

On July 16, 2019, the Board of Directors of the Company (the “Board”) adopted the Second Amendment to the Amended and Restated Bylaws of the Company (the “Bylaws Amendment”) to permit the issuance by the Company of uncertificated shares of Preferred Stock (as defined below).

The foregoing description of the Bylaws Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Bylaws Amendment, a copy of which is attached hereto as Exhibit 3.2 and is incorporated into this Item 5.03 by reference.

Certificate of Designations

Pursuant to the terms of the Merger Agreement, on July 16, 2019, the Company filed in the office of the Secretary of State of the State of Nevada, the Certificate of Designations (the “Certificate of Designations”) for the Company’s newly issued Series A Redeemable Convertible Preferred Stock (“Series A Preferred Stock”) and Series B Redeemable Convertible Preferred Stock (“Series B Preferred Stock,” and together with the Series A Preferred Stock, the “Preferred Stock”).

The following is a summary of the material rights, preferences and privileges of the cumulative redeemable convertible perpetual preferred stock, designated the Series A Preferred Stock and the Series B Preferred Stock, as contained in the Certificate of Designations. The description of the Certificate of Designations does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Designations, a copy of which is attached hereto as Exhibit 4.4 and is incorporated into this Item 5.03 by reference.

Dividends

Holders of Preferred Stock shall be entitled to receive dividends in an amount equal to a dividend rate of 10% per annum on the Liquidation Value (as defined in the Certificate of Designations). Dividends will be paid in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 2019.

In the event that:

•	the Company does not pay a dividend in full on the applicable dividend date,
•	the Company’s Common Stock ceases to be listed or quoted on any national securities exchange, or
•

the Company fails to cause a shelf registration statement with respect to the registrable securities to be declared effective 30 days prior to the first anniversary of the initial issue date of the Preferred Stock, the dividend rate will be increased by up to 6% per annum, in accordance with the terms of the Certificate of Designations.

Dividends will be paid in cash if the Company has funds legally available for payment and the Board declares a cash dividend payable. Unless all accrued dividends are paid, the Company may not declare dividends on shares of the Company’s capital stock ranking junior to the Preferred Stock, subject to customary exceptions.

Liquidation Preference

In the event of any liquidation, winding up or dissolution of the Company, each holder of Preferred Stock will be entitled to receive out of the Company’s assets legally available for distribution to its stockholders, in accordance with the ranking of the Preferred Stock discussed below, an amount in cash per share of Preferred Stock equal to the greater of (i) the Liquidation Value per share of Preferred Stock plus an amount equal to all accrued dividends on such share of Preferred Stock, and (ii) solely in the event that a liquidation, winding up or dissolution of the Company occurs following the 12-month anniversary of the initial issue date of the Preferred Stock, the market value of the number of shares of Common Stock into which a share of Preferred Stock is convertible determined as of the trading day immediately prior to such liquidation, winding up or dissolution.

Ranking

The Preferred Stock ranks senior to the Company’s Common Stock and any shares of capital stock of the Company not expressly ranking senior to or pari passu with the Preferred Stock as to the payment of dividends and distributions of assets upon the liquidation, dissolution or winding up of the Company. Between the Series A Preferred Stock and Series B Preferred Stock, Series A Preferred Stock ranks senior to the Series B Preferred Stock.

Voting Rights

Holders of Preferred Stock have limited voting rights under Nevada law, the Company’s Articles of Incorporation and the terms of the Certificate of Designations. Under the terms of the Certificate of Designations, in addition to certain other actions, the Company may not, without the affirmative vote of at least a majority of the holders of the Series A Preferred Stock voting as a single class and the Series B Preferred Stock voting as a single class: (i) pay any dividends in respect of junior stock, subject to customary exceptions; (ii) issue any capital stock ranking senior or pari passu to the Preferred Stock; (iii) delist its Common Stock from a national securities exchange or enter into certain merger or acquisition transactions; however, the Preferred Stock will not have a right to vote on any material sale of assets, merger, consolidation or Change of Control transaction (discussed below) if the Company agrees to redeem the Preferred Stock in full for cash in the amount determined pursuant to the terms of the Certificate of Designations; (iv) amend the terms of the Company’s Second Amended and Restated Articles of Incorporation or the Certificate of Designations in whole or in part, by merger, consolidation or otherwise, so as to adversely affect the rights, preferences, privileges or powers of the shares of Preferred Stock; (v) voluntarily authorize, declare or initiate any bankruptcy, liquidation or dissolution proceedings, may not issue any equity securities of its subsidiaries other than to another subsidiary or in connection with the contribution of any assets or cash in excess of $10.0 million to any person that is not wholly-owned by the Company; or (vi) enter into any agreement that expressly prohibits the Company from declaring and paying dividends to the holders of the Preferred Stock.

Holder Conversion

The Conversion Price of the Preferred Stock is $4.00 per share of Common Stock, subject to adjustment pursuant to customary anti-dilution provisions as contained in the Certificate of Designations. At any time after July 16, 2020, each holder may convert any or all shares of Preferred Stock into shares of Common Stock at the then prevailing Conversion Rate (as defined in the Certificate of Designations). Holders may receive cash in lieu of fractional shares.

Special Rights Upon a Change of Control

In connection with any Change of Control, defined in the Certificate of Designations but generally meaning (i) the consummation of any transaction the result of which is that any person, other than any Permitted Holder (as defined in the Certificate of Designations), becomes the beneficial owner of more than 50% of the voting stock of the Company, (ii) the direct or indirect sale, lease, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Company, or (iii) the adoption of a plan relating to the liquidation or dissolution of the Company, holders of Preferred Stock may convert all but not less than all shares of Preferred Stock into Common Stock at the then prevailing Conversion Rate. Alternatively, holders may elect to require the Company to purchase all but not less than all of its shares of Preferred Stock for cash at a purchase price per share equal to the Change of Control Cash Price (as defined in the Certificate of Designations). The Company will only be required to pay the Change of Control Cash Price to the extent permitted by the CP Indenture and the CR Indenture.

In addition, each holder may convert any or all shares of Preferred Stock into shares of Common Stock at the Conversion Rate in connection with the consummation of a Change of Control or Take-Private Transaction (as defined in the Certificate of Designations) in which all of such holder’s shares are not redeemed in full for the Change of Control Cash Price or the Take-Private Cash Price, equal to the Change of Control Cash Price except that the price paid per share of Common Stock in the applicable Take-Private Transaction shall be substituted for the closing sale price of the Common Stock on the trading day immediately prior to a Change of Control transaction in calculating the cash price per share.

Company Optional Redemption

At any time, but subject to the right of the holders to convert their shares of Preferred Stock into Common Stock subsequent to July 16, 2020, the Company may elect to cause any and all shares of Preferred Stock to be redeemed for cash at a redemption price equal to the Liquidation Value per share of Preferred Stock plus an amount equal to all accrued dividends on such share. In no event may Series B Preferred Stock be redeemed to the extent any shares of Series A Preferred Stock remain outstanding. Customary notice and redemption procedure provisions apply. The Company may assign the right to exercise its redemption right to a third party, and such third party will be entitled to exercise such right on the same terms as the Company provided that such party will be required to convert any acquired shares of Series A Preferred Stock immediately following the acquisition of such shares.

Item 9.01	Financial Statements and Exhibits*
Exhibit 3.1	Amendment to Second Amended and Restated Articles of Incorporation of Comstock Resources, Inc.
Exhibit 3.2	Amendment No. 2 to the Amended and Restated Bylaws.
Exhibit 4.1	Supplemental Indenture dated July 16, 2019 among the Company and Wells Fargo Bank, National Association for the 7½% Senior Notes due 2025.
Exhibit 4.2	Supplemental Indenture dated July 16, 2019 among the Company, the Guaranteeing Subsidiaries and Wells Fargo Bank, National Association for the 7½% Senior Notes due 2025.
Exhibit 4.3	Supplemental Indenture dated July 16, 2019 among the Company, the Guarantors and American Stock Transfer & Trust Company, LLC for the 9.75% Senior Notes due 2026.
Exhibit 4.4	Certificate of Designations of Series A Redeemable Convertible Preferred Stock and Series B Redeemable Convertible Preferred Stock.
Exhibit 10.1	First Amendment to Agreement and Plan of Merger.

Exhibit 10.2	Amended and Restated Credit Agreement dated as of July 16, 2019, among the Company, Bank of Montreal as Administrative Agent and the lenders party thereto from time to time.
Exhibit 10.3

Instrument of Resignation, Appointment and Acceptance dated as of July 16, 2019 among the Company, the Subsidiary Guarantors named therein, Wells Fargo Bank, N.A. and American Stock Transfer & Trust Company, LLC.

Exhibit 23.1	Consent of KPMG LLP.
Exhibit 99.1	Press Release dated July 16, 2019.
Exhibit 99.2	Unaudited Pro Forma Condensed Combined Financial Information.
Exhibit 99.3

Audited Consolidated Financial Statements of Covey Park Energy LLC for the year ended December 31, 2018 and Unaudited Consolidated Financial Statements of Covey Park Energy LLC for the Three Months Ended March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: July 18, 2019	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer